UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2008

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GWS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-52504	20-2721447
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

15455 N. Greenway-Hayden Loop, Suite C4

Scottsdale, Arizona 85260

(Address of principal executive offices) (Zip Code)

(480) 619.4747

(Registrant’s telephone number, including area code)

First Responder Products, Inc.

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01

REGULATION FD DISCLOSURE

Reference is made to the Registrant's investor informational releases as follows:

Investor informational release entitled “GWStech Your First Source for Renewable Energy Solutions” which is attached hereto as Exhibit 99.1. The informational release prominently featured the URL for the company’s new renewable energy website, www.greenwindsolar.com, which is dedicated to personal renewable energy products and solutions as part of the new “eco-mobile” movement that is transforming the way everyday people provide for their energy needs.

ITEM 8.01.

OTHER EVENTS.

The company has changed its name from “First Responder Products, Inc.” to “GWS Technologies, Inc.” and has been assigned a new trading symbol, GWSI. The name change became effective June 30, 2008 by the filing of a Certificate of Amendment to the company’s Certificate of Incorporation with the Delaware Secretary of State. The new trading symbol took effect at the open of business on July 7, 2008.

ITEM 9.01.

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Investor informational release entitled “GWStech Your First Source for Renewable Energy Solutions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWS Technologies, Inc.

	By:	/s/ RICHARD REINCKE
Richard Reincke President
Date: July 7, 2008

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